Exhibit 99.1

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

CONTACT:
Simulations Plus Investor Relations	Hayden IR
Ms. Renee Bouche	Mr. Cameron Donahue
661-723-7723	651-653-1854
renee@simulations-plus.com	cameron@haydenir.com

For Immediate Release:

April 6, 2016

Simulations Plus Signs 5-year Consulting Agreement with Major Research Foundation

Project provides ~$4.7 million over 5 years to implement a
platform for global teams engaged in model-based drug development

Buffalo, NY, April 6, 2016 – Simulations Plus, Inc. (NASDAQ: SLP), a leading provider of modeling and simulation software for pharmaceutical discovery and development, today announced that it has been awarded a $4.7 million, five-year contract by a major research foundation that prefers to remain anonymous, contingent on satisfactory completion of project milestones. The agreement involves expansion and further development of KIWI™, a proprietary, cloud-based software platform to support modeling and simulation activities. Together, Simulations Plus and the foundation plan to utilize the enhanced KIWI as an integral driver of the foundation’s efforts to support groundbreaking approaches to reducing the burden and accelerating progress toward eradication of underserved diseases.

KIWI leverages the extensive business process research that has been performed by the Buffalo, NY division of Simulations Plus (Cognigen Corporation), to support model-based decision making across the research and development (R&D) lifecycle. KIWI is used to efficiently organize, process, and communicate modeling and simulation results. The enhancements to KIWI that will be made during this contract effort will provide a scaffold with broad applicability to other therapeutic areas and will be available to industry and academic clients of KIWI.

Dr. Ted Grasela, president of Simulations Plus, said: “Our collective vision for this initiative is to deploy an innovative, collaborative infrastructure, incorporated into the KIWI platform, that will remove the barriers to communication amongst global team members. The platform will serve as a framework for the interdisciplinary collaboration required to develop informative disease-drug models that make optimal use of existing and emerging scientific research in underserved disease drug development. Ultimately, the goal is to reduce the risks and cost of drug development and speed the delivery of new life-saving medicines.”

“We are very excited about the opportunities that arise from this project,” Grasela continued. “There is a remarkable, global community of scientists working through this foundation’s funding. This initiative provides much-needed support in terms of computer processing power and organizational and communication tools for complex modeling and simulation projects. We look forward to working with the scientists, not-for-profit organizations, and for-profit pharmaceutical and biotechnology companies who are partnering in the research areas funded by this organization.

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Walt Woltosz, chairman and chief executive officer of Simulations Plus, Inc., said: “The increasing use of modeling and simulation to support pharmaceutical R&D requires that we rethink business processes. This project demonstrates that the excellent work that Ted and our Buffalo division have performed will be instrumental in reshaping the R&D enterprise to maximize the value delivered by modeling and simulation efforts.”

About Simulations Plus, Inc.

Simulations Plus, Inc., is a premier developer of groundbreaking drug discovery and development software, which is licensed to and used in the conduct of drug research by major pharmaceutical and biotechnology companies worldwide. The company is a global leader focused on improving the ways scientists use knowledge and data to predict the properties and outcomes of pharmaceutical and biotechnology agents. Our innovations in integrating new and existing science in medicinal chemistry, computational chemistry, pharmaceutical science, biology, and physiology into our software have made us the leading software provider for physiologically based pharmacokinetic modeling and simulation as well as a leading provider of both preclinical and clinical pharmacometric consulting services for regulatory submissions. For more information, visit our website at www.simulations-plus.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Words like “believe,” “expect” and “anticipate” mean that these are our best estimates as of this writing, but that there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, our ability to identify and close acquisitions on terms favorable to the Company, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports as filed with the U.S. Securities and Exchange Commission.

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